                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             James River Group, Inc.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                                05-0539572
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(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)

1414 Raleigh Road, Suite 415
Chapel Hill, NC                                                 27517
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

If this form relates to the               If this form relates to the
registration of a class of debt           registration of a class securities
securities pursuant to Section 12(b)      pursuant to Section 12(g) of the
of the Exchange Act and is of             Exchange Act and is effective pursuant
effective pursuant to General             to General Instruction A.(d), please
Instruction A.(c), please check the       check the following box. [X]
following box. [ ]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-124605
                                                              (IF APPLICABLE)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
--------------------------------------       ----------------------------------
                 None                                       N/A

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     Common Stock, par value $0.01 per share
            ----------------------------------------------------------
                                (TITLE OF CLASS)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the common stock, par value $0.01 per share, of
James River Group, Inc. (the "Registrant") set forth under the caption
"Description of Capital Stock" in the Prospectus initially filed by the
Registrant with the Securities and Exchange Commission on May 3, 2005, as part of the Registration Statement on Form S-1 (No. 333-124605), as amended from time to time (the "Form S-1"), is incorporated by reference in response to this Item.
Any form of prospectus subsequently filed by the Registrant pursuant to Rule
424(b) under the Securities Act of 1933 which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.  EXHIBITS.

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
------------    ----------------------------------------------------------------

3.1*            Form of Third Amended and Restated Certificate of Incorporation,
                to be in effect prior to completion of the offering

3.2*            Form of Third Amended and Restated By-Laws, to be in effect prior to completion of the offering

4.1*            Specimen Stock Certificate, representing James River Group, Inc.
                common stock, par value $0.0l per share

4.2*            Form of Warrant relating to Series B Convertible Preferred Stock

4.3*            Stockholders' Agreement dated January 21, 2003, by and among
                James River Group, Inc. and certain stockholders named therein

4.4*            First Amendment to Stockholders' Agreement dated June 30, 2003, by and among James River Group, Inc. and certain stockholders named therein

4.5*            Form of Joinder to Stockholders' Agreement by and among James
                River Group, Inc. and the stockholder signatories thereto

4.6*            Registration Rights Agreement dated January 21, 2003, by and among James River Group, Inc. and certain stockholders as named therein

4.7*            Letter Agreement dated December 23, 2002, as amended, by and between James River Group, Inc. and MMC Capital, Inc. on behalf of and for the benefit of Trident II, L.P. and certain
                co-investment vehicles

4.8*            Indenture dated as of May 26, 2004, by and between James River
                Group, Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Senior Debentures Due 2034

4.9*            Indenture dated as of May 26, 2004, by and between James River
                Group, Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Junior Subordinated Debentures Due 2034

4.10*           Amended and Restated Declaration of Trust of James River Capital
                Trust I dated as of May 26, 2004, by and among James River
                Group, Inc., the Trustees (as defined therein) and the holders, from time to time, of undivided beneficial interests in James
                River Capital Trust I

4.11*           Preferred Securities Guarantee Agreement dated as of May 26,
                2004, by James River Group, Inc., as Guarantor and Wilmington
                Trust Company, as Preferred Guarantee Trustee, for the benefit of the Holders (as defined therein) of James River Capital
                Trust I

4.12*           Indenture dated December 15, 2004, by and between James River
                Group, Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Junior Subordinated Deferrable Interest
                Debentures Due 2034

                                       2

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
------------    ----------------------------------------------------------------

4.13*           Amended and Restated Declaration of Trust of James River Capital
                Trust II dated as of December 15, 2004, by and among James River
                Group, Inc., the Trustees (as defined therein), the
                Administrators (as named therein), and the holders, from time to time, of undivided beneficial interests in the James River
                Capital Trust II

4.14*           Guarantee Agreement dated as of December 15, 2004, by James
                River Group, Inc., as Guarantor, and Wilmington Trust Company,
                as Guarantee Trustee, for the benefit of the Holders (as defined therein) from time to time of the capital securities of James
                River Capital Trust II

--------------------

*        Incorporated by reference to the identically numbered exhibit to the
         Registration Statement on Form S-1 of the Registrant, initially filed on May 3, 2005, as amended (No. 333-124605).

                                       3

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     JAMES RIVER GROUP, INC.
                                     (Registrant)

Date: August 4, 2005                 By:  /s/ Michael T. Oakes
                                         -------------------------------------
                                          Michael T. Oakes
                                          Executive Vice President and
                                          Chief Financial Officer

                                       4

                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION OF EXHIBIT
------------    ----------------------------------------------------------------

3.1*            Form of Third Amended and Restated Certificate of Incorporation,
                to be in effect prior to completion of the offering

3.2*            Form of Third Amended and Restated By-Laws, to be in effect prior to completion of the offering

4.1*            Specimen Stock Certificate, representing James River Group, Inc.
                common stock, par value $0.0l per share

4.2*            Form of Warrant relating to Series B Convertible Preferred Stock

4.3*            Stockholders' Agreement dated January 21, 2003, by and among
                James River Group, Inc. and certain stockholders named therein

4.4*            First Amendment to Stockholders' Agreement dated June 30, 2003, by and among James River Group, Inc. and certain stockholders named therein

4.5*            Form of Joinder to Stockholders' Agreement by and among James
                River Group, Inc. and the stockholder signatories thereto

4.6*            Registration Rights Agreement dated January 21, 2003, by and among James River Group, Inc. and certain stockholders as named therein

4.7*            Letter Agreement dated December 23, 2002, as amended, by and between James River Group, Inc. and MMC Capital, Inc. on behalf of and for the benefit of Trident II, L.P. and certain
                co-investment vehicles

4.8*            Indenture dated as of May 26, 2004, by and between James River
                Group, Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Senior Debentures Due 2034

4.9*            Indenture dated as of May 26, 2004, by and between James River
                Group, Inc. and Wilmington Trust Company, as Trustee, relating to Floating Rate Junior Subordinated Debentures Due 2034

4.10*           Amended and Restated Declaration of Trust of James River Capital
                Trust I dated as of May 26, 2004, by and among James River
                Group, Inc., the Trustees (as defined therein) and the holders, from time to time, of undivided beneficial interests in James
                River Capital Trust I

4.11*           Preferred Securities Guarantee Agreement dated as of May 26,
                2004, by James River Group, Inc., as Guarantor. and Wilmington
                Trust Company. as Preferred Guarantee Trustee, for the benefit of the Holders (as defined therein) of James River Capital
                Trust I

4.12*           Indenture dated December 15, 2004, by and between James River
                Group, Inc. and Wilmington Trust Company, as Trustee. relating to Floating Rate Junior Subordinated Deferrable Interest
                Debentures Due 2034

4.13*           Amended and Restated Declaration of Trust of James River Capital
                Trust II dated as of December 15, 2004, by and among James River
                Group, Inc.. the Trustees (as defined therein), the
                Administrators (as named therein), and the holders, from time to time, of undivided beneficial interests in the James River
                Capital Trust II

4.14*           Guarantee Agreement dated as of December 15, 2004, by James
                River Group, Inc., as Guarantor, and Wilmington Trust Company,
                as Guarantee Trustee, for the benefit of the Holders (as defined therein) from time to time of the capital securities of James
                River Capital Trust II

--------------------

*        Incorporated by reference to the identically numbered exhibit to the
         Registration Statement on Form S-1 of the Registrant, initially filed on May 5, 2005, as amended (No. 333-124605).

                                       5